UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

PennyMac Mortgage Investment Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of Principal Executive Offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2012, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Mortgage Investment Trust Holdings I, LLC (“PMITH”), entered into an amendment (the “Amendment”) to its master repurchase agreement, dated December 9, 2010 (the “Repurchase Agreement”), by and among Citibank, N.A. (“Citi”) and PMC, PMITH and PennyMac Loan Services, LLC (“PLS”).

Pursuant to the terms of the Repurchase Agreement, PMC and PMITH may sell to, and later repurchase from, Citi distressed residential mortgage loans.  The principal amount paid by Citi is based on a percentage of the market value of the mortgage loans.  Upon the repurchase, or the sale, securitization or liquidation, of a mortgage loan, PMC or PMITH, as applicable, is required to repay Citi the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.  The Repurchase Agreement is committed for a period of 364 days, and the obligations of PMC and PMITH are fully guaranteed by the Company. The mortgage loans are serviced by PLS pursuant to the terms of the Repurchase Agreement.  Other material terms of the Repurchase Agreement and related guaranty are described more fully in the Company’s Current Report on Form 8-K filed on December 15, 2010.

Under the terms of the Amendment, the maximum aggregate purchase price provided for in the Repurchase Agreement was increased from $250 million to $450 million.  The Amendment also expands the scope of mortgage loans eligible for sale and repurchase under the Repurchase Agreement to include certain current and re-performing mortgage loans.  The Company, through PMC and PMITH, is required to pay Citi a fee for the structuring of the Amendment, as well as certain other administrative costs and expenses.  All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 1.1, the full text of the Repurchase Agreement and the related guaranty, which were filed as Exhibits 1.1 and 1.2, respectively, to the Company’s Current Report on Form 8-K filed on December 15, 2010, and the full text of all other amendments to the Repurchase Agreement previously filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 31, 2012, the Company issued a press release announcing that its President and Chief Operating Officer, David A. Spector, would be presenting at the Keefe, Bruyette and Woods Mortgage Finance Conference on Tuesday, June 5, 2012 at 10:00 a.m. Eastern Time.  A copy of the slide presentation used in connection with the presentation is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Amendment Number Six to Master Repurchase Agreement, dated as of May 31, 2012, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC

99.1	Slide Presentation for use on June 5, 2012 in connection with Keefe, Bruyette and Woods Mortgage Finance Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

/s/ Stanford L. Kurland
Dated: June 5, 2012
Stanford L. Kurland
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Amendment Number Six to Master Repurchase Agreement, dated as of May 31, 2012, by and among Citibank, N.A. and PennyMac Corp., PennyMac Mortgage Investment Trust Holdings I, LLC and PennyMac Loan Services, LLC

99.1	Slide Presentation for use on June 5, 2012 in connection with Keefe, Bruyette and Woods Mortgage Finance Conference